UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2016

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4725 Piedmont Row Drive, Suite 110
Charlotte, North Carolina 28210
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 554-5901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Capital Bank Financial Corp. (the “Company”) held its Annual Meeting of Shareholders on June 15, 2016. The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 29, 2016.

Proposal 1: Election of eight nominees as directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Withheld	Broker Non-Votes
Martha M. Bachman	22,710,455	193,150	1,583,996
Richard M. DeMartini	22,711,860	191,745	1,583,996
Peter N. Foss	21,642,093	1,261,512	1,583,996
William A. Hodges	22,712,510	191,095	1,583,996
Oscar A. Keller III	22,692,445	211,160	1,583,996
Marc D. Oken	22,711,740	191,865	1,583,996
R. Eugene Taylor	22,633,110	270,495	1,583,996
William G. Ward, Sr.	22,709,773	193,832	1,583,996

All director nominees were duly elected.

Proposal 2: The proposal to ratify the Audit Committee’s selection of Crowe Horwath LLP, to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
24,465,776	8,200	13,625	-

Proposal 2 was approved.

Proposal 3: Adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
22,767,582	130,313	5,710	1,583,996

Proposal 3 was approved.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date:	June 15, 2016	By:	/s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger Executive Vice President, General Counsel & Secretary